EX 10.22

FORM OF EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is made and entered into as of ____________, 2020, by and between ________________., a __________________ company (the “Holder”), and Inseego Corp., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, the Holder is the beneficial owner of certain of the Company’s 5.50% Convertible Senior Notes due 2022 (the “Notes”) issued pursuant to a note in global form registered in the name of Cede & Co. (the “Global Note”) in accordance with that certain Indenture, dated January 9, 2017, by and between the Company and Wilmington Trust, National Association (the “Indenture”);
WHEREAS, pursuant to the terms and conditions set forth in the Indenture, the Holder has the right to convert the Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a rate of 212.7660 shares per $1,000 principal amount of Notes, subject to adjustment, as provided therein (the “Conversion Rate”);
WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to exchange the principal amount of the Notes set forth on Exhibit A hereto (the “Exchange Notes”), in advance of the maturity date, for ______________ shares of Common Stock per $1,000 principal amount of Notes, consisting of the Conversion Rate plus _________ inducement shares per $1,000 principal amount of Notes (the “Conversion Premium Shares”);
WHEREAS, the Conversion Premium Shares are a condition and material inducement to Holder’s willingness to enter into this Agreement and to convert the Exchange Notes into shares of Common Stock in advance of the maturity date; and
WHEREAS, the Exchange Shares (as defined below) to be issued are intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
Exchange
Section 1.01    Exchange. Upon the terms and subject to the conditions of this Agreement, the Holder and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Exchange Notes for ______________ shares of the Company’s Common Stock (the “Exchange Shares”), without the payment of any additional consideration. At the Closing (as defined below), the following transactions shall occur (collectively, the “Exchange”):
(a)    Pursuant to Section 2.13 of the Indenture, the Holder shall surrender the Exchange Notes for cancellation. Upon cancellation of the Exchange Notes and the issuance of the Exchange Shares as described below, the Holder hereby releases all claims arising out of or related to the Exchange Notes, including, but not limited to, any accrued and unpaid interest payable with respect to the Exchange Notes.
(b)    The Company shall issue to the Holder the Exchange Shares in CUSIP No. 45782B104 (plus cash in lieu of fractional shares if applicable, to be paid in immediately available funds at the Closing). The issuance of the Exchange Shares to the Holder will be made without registration of the Exchange Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and in reliance on similar exemptions under state securities or blue sky laws.
Section 1.02    Closing. The closing of the Exchange (the “Closing”) will take place at the offices of Paul Hastings LLP, 4747 Executive Drive, Twelfth Floor, San Diego, CA 92121, or such other location as may be agreed upon by the parties, on _________, 2020 (the “Closing Date”). The parties shall exchange closing deliverables as follows:
(a)    At or prior to the Closing, the Holder shall instruct its custodian to post on the Closing Date a one-sided DWAC withdrawal request through the Deposit and Withdrawal at Custodian facilities of The Depository Trust Company for the aggregate amount of the Exchange Notes identified by CUSIP/ISIN #: 45782B AA2/US45782BAA26;
(a)    At or prior to the Closing, the Company shall instruct Wilmington Trust, National Association to cancel the Exchange Notes upon receipt thereby reducing the outstanding principal amount of the Global Note; and
(b)    At the Closing, the Company shall instruct Computershare Trust Company, N.A. to electronically issue the Exchange Shares, in book-entry form, to the Holder or, if the Holder so instructs in advance of the Closing Date, its designee. The Company agrees to issue the Exchange Shares at the Closing without any restrictions on transfer and without any restrictive legend.
The Company shall not issue fractional shares upon Exchange of the Exchange Notes. If any fractional share would be issuable upon the Exchange, the Company shall pay to the Holder an amount in cash equal to the current market value of the fractional share, which shall be determined based on the closing price of the Company’s Common Stock on the business day immediately preceding the Closing Date and paid in immediately available funds at the Closing.
The obligations of the Holder to deliver (or cause to be delivered) the Exchange Notes is subject to the following conditions: (i) the Common Stock shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ, and (ii) the representations and warranties of the Company as set forth in Article III shall be true and correct.
The obligations of the Company to deliver the Exchange Shares is subject to (i) the Holder properly submitting (or causing to be submitted) the Exchange Notes for withdrawal through the DWAC program and (ii) the representations and warranties of the Holder as set forth in Article II shall be true and correct.
ARTICLE II
Representations, Warranties and Covenants of the Holder
The Holder represents and warrants to, and agrees with, the Company as set forth below in this Article II, as of the date hereof and as of the Closing, each of which is being relied upon by the Company, as the case may be, as a material inducement to enter into and perform this Agreement:
Section 2.01    Existence and Power.
(a)    The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite entity power and authority to carry out the transactions contemplated hereby in accordance with the terms hereof.
(b)    Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Holder (i) will contravene any formation documents of the Holder, (ii) will constitute a violation of or a default under, or conflict with or require a filing with, or consent, approval or authorization under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) will require the Holder to make any filing to any governmental or quasi-governmental authority.
Section 2.02    Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite entity action. This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.
Section 2.03    Title to Exchange Notes. The Holder is the sole beneficial owner of and, at the Closing, will be the sole legal and beneficial owner of the Exchange Notes. The Holder has good, valid and marketable title to the Exchange Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (“Liens”) created by the Holder, other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated in connection with Closing. The Holder has not, in whole or in part (except as described in the preceding sentence), (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Exchange Notes or its rights in the Exchange Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchange Notes.
Section 2.04    Affiliate Status. The Holder is not, and has not been during the preceding three (3) months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.
Section 2.05    Reliance on Exemptions. The Holder acknowledges that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares. The Holder acknowledges that the Exchange Shares shall be issued to the Holder solely in exchange for the Exchange Notes without the payment of any additional consideration. As of the date hereof and as of the Closing Date, the Holder has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange.
Section 2.06    Beneficial Ownership. The Holder owns ____________ in principal amount of the Notes. The Holder does not beneficially own any Common Stock of the Company For so long as the Holder beneficially owns the Exchange Shares, without the Company’s express prior written consent, and, to the extent required, an amendment to that certain Rights Agreement, dated as of January 22, 2018, between the Company and Computershare Trust Company, N.A., as rights agent, as amended, the Holder and its affiliates will not beneficially own Common Stock in the Company in excess of 4.89% of the Company’s outstanding Common Stock. As used in this Agreement, the term “beneficially own” (and its correlatives “beneficial owner” and “beneficial ownership”) have the meanings given in Section 13(d) of the Exchange Act (defined below) and its implementing rules.
ARTICLE III
Representations, Warranties and Covenants of the Company
The Company represents and warrants to, and agrees with, the Holder as set forth below in this Article III, as of the date hereof and as of the Closing, each of which is being relied upon by the Holder, as the case may be, as a material inducement to enter into and perform this Agreement:
Section 3.01    Existence and Power.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder, and to consummate the transactions contemplated hereby.
(b)    Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Company (i) will contravene the certificate of incorporation or the bylaws of the Company, (ii) will constitute a violation of or a default under, or conflict with or require a consent, approval or authorization under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Company is a party or by which the Company or any of its assets are bound, or (iii) will require the Company to make any filing to any governmental or quasi-governmental authority, except for the filing of a Form 8-K with the SEC (defined below) and any filing that may be required by the Nasdaq Stock Market (“NASDAQ”) or pursuant to applicable blue sky laws, each of which has been filed or will be filed on a timely basis. For the avoidance of doubt, the Exchange Shares were included in a Listing of Additional Shares Notification Form submitted to the NASDAQ in connection with the issuance of the Notes.
Section 3.02    Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.
Section 3.03    Capitalization. The entire authorized capital stock consists of 150,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series designated by the board of directors of the Company, of which 150,000 shares have been designated as Series D Preferred Stock and of which 10,000 shares have been designated as Series E Fixed-Rate Cumulative Perpetual Preferred Stock, par value $0.001 per share. As of ___________, 2020, there were ____________ shares of Common Stock and 10,000 shares of Preferred Stock issued and outstanding.
Section 3.04    Disclosure. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.01    Exchange Shares. The Exchange Shares (a) have been duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchange Notes in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery to the Holder, the Exchange Shares shall be free and clear of all Liens created by the Company.
Section 3.02    Listing. The Company is in compliance with all applicable rules of the NASDAQ, including all listing and corporate governance requirements. The Company has not received notice from NASDAQ that the Company is not in compliance with the listing or maintenance requirements thereof. No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the issuance of the Exchange Shares.
Section 3.03    Registration. The Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of its common shares under the Exchange Act. The Exchange is exempt from the registration and prospectus-delivery requirements of the Securities Act and, assuming the accuracy of the Holder’s representations and warranties in Article II above, including with respect to each Holder’s non-affiliate status, the Exchange Shares to be delivered to the Holder pursuant to this Agreement will not be subject to restrictions on transfer under the Securities Act (and will be issued (a) without any legends that restrict the transfer of such Exchange Shares under U.S. federal securities laws and (b) with an “unrestricted” CUSIP number).
Section 3.04    Section 3(a)(9) Compliance. The Company acknowledges that the Exchange Shares are being offered and exchanged in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. As of the date hereof and as of the Closing Date, the Company has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange.
ARTICLE IV
Miscellaneous Provisions
Section 4.01    Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.
Section 4.02    Disclosure of Transaction and Other Material Information. On or before 8:30 a.m., Eastern Time, on the first business day following the date of this Agreement (the “Disclosure Deadline”), the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act. The Company hereby acknowledges and agrees that such Form 8-K will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Company to Holder in connection with the Exchange; provided, however, that the Company shall not disclose the name or identity of Holder except as may be required by applicable law. After the Disclosure Deadline, the Holder shall be under no obligation to maintain the confidentiality of, nor to refrain from using, any information previously provided to it by the Company.
Section 4.03    Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 4.04    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.
Section 4.05    Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 4.06    Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.
Section 4.07    Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The Parties hereto agree and acknowledge that each Party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the foregoing agreements or any amendment, schedule or exhibits thereto.
Section 4.08    Survival. The representations, warranties and covenants of the Company and Holder contained in Articles II, III and IV shall survive the survive cancellation of the Exchange Notes and issuance of the Exchange Shares, until the expiration of the applicable statute of limitations.
Section 4.09    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.
Section 4.10    Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
Section 4.11    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile or other electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and telephone numbers for such communications shall be:
If to the Company:

Inseego Corp.
9710 Scranton Road, Suite 200
San Diego, California 92121
Attention:
Telephone:
Email:

with a copy (for informational purposes only) to:
Paul Hastings LLP
4747 Executive Drive, Twelfth Floor
San Diego, CA 92121
Attention:
Telephone:
Email:

If to Holder, to the address specified on the signature page hereto.
Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.
Section 4.12    Interpretations. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.
Section 4.13    Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.
Section 4.14    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 4.15    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
THE COMPANY:

INSEEGO CORP.

By:
Name: Stephen M. Smith
Title: Executive Vice President and Chief Financial Officer
HOLDER:

[_______________].

By:
Name:
Title: Authorized Signatory
Address: